The Mexico Fund, Inc.

Monthly Summary Report
April 2010

Prepared By:

Impulsora del Fondo México, sc
Investment Adviser to the Fund

www.themexicofund.com

The information presented in this report has been derived from the sources indicated. Neither The Mexico Fund, Inc. nor its Adviser, Impulsora del Fondo México, S.C., has independently verified or confirmed the information presented herein.

April 30, 2010

I. The Mexico Fund Data	End of Month	One Month Earlier	One Year Earlier
Total Net Assets1 (million US$)	$383.24	$395.32	$282.00
NAV per share	$28.12	$28.89	$16.40
Closing price NYSE2	$24.85	$25.69	$14.50
% Premium (Discount)	(11.63%)	(11.08%)	(11.59%)
Shares traded per month2 (composite figures)	763,330	582,759	1,254,302
Outstanding shares3	13,630,464	13,685,064	17,195,278
Shares on Short Interest Position2	6,786	15,056	53,008

Note: Past performance is no guarantee of future results.

II. Performance4	1 Month	3 Months	6 Months	1 Year

Market price	-0.90%	17.05%	29.47%	87.27%
NAV per share	-0.54%	18.15%	27.34%	85.55%
Bolsa Index	-1.31%	14.40%	22.33%	67.86%
MSCI Mexico Index	-0.31%	15.21%	20.38%	66.37%

	2 Years	3 Years	5 Years	10 Years

Market price	-2.72%	-1.50%	121.96%	358.71%
NAV per share	-11.63%	-9.29%	117.16%	268.84%
Bolsa Index	-8.54%	0.06%	138.80%	275.92%
MSCI Mexico Index	-12.69%	-6.79%	112.84%	217.25%

III. The Mexican Stock Exchange	End of Month	One Month Earlier	One Year Earlier
Bolsa Index5	32,687.32	33,266.40	21,898.20
Daily avg. of million shares traded	281.8	297.7	300.6
Valuation Ratios6: P/E	18.43	18.43	21.91
P/BV	2.78	2.75	2.38
EV/EBITDA	8.64	8.54	6.77
Market capitalization (billion US$)	$428.85	$416.10	$269.33

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1 Source: Impulsora del Fondo México, S.C. (Impulsora). Impulsora utilizes the spot exchange rate, provided by Bloomberg, to calculate the Fund's Net Asset Value per share (NAV). The NAV is published every business day on the Fund’s website www.themexicofund.com.

2 Source: New York Stock Exchange

3 During April 2010, the Fund repurchased and cancelled 54,600  Fund shares at a weighted average price and discount of $25.36 and 10.93%, respectively.

4 Sources: Lipper, Inc., Bloomberg and Impulsora del Fondo México, S.C. Periods ended on the date of this report. Figures calculated using the dividend reinvestment criteria and adjustments for rights offerings.

5 Source: Mexican Stock Exchange

6 Source: Impulsora del Fondo México, S.C. Figures represent the average obtained from a representative sample of companies listed on the Bolsa. P/E refers to Price/Earnings, P/BV refers to Price/Book Value and EV/EBITDA refers to Enterprise Value/Earnings Before Interests, Taxes, Depreciation and Amortization.

IV. The Mexican Economy.
	End of Month	One Month Earlier	One Year Earlier
Treasury Bills7
One month	4.44%	4.45%	5.96%
Six months	4.72%	4.77%	5.88%
One year	5.09%	5.07%	5.77%
Long-term Bonds
Three years	5.85%	6.12%	6.04%
Five years	6.63%	6.75%	7.15%
Ten years	7.54%	N.A.	7.55%
20 years	7.99%	8.14%	8.18%
30 years	N.A.	8.46%	8.36%
Currency Market8
Exchange Rate (Ps/US$)	Ps. 12.3109	Ps. 12.3650	Ps. 13.8443

	Month	Year to Date	Last 12 Months
Inflation Rates on Previous Month
Consumer Price Index9 (CPI)	0.71%	2.39%	4.97%

V.   Economic Comments.

According to results of the monthly poll conducted at the end of April 2010 by Mexico’s Central Bank (Banxico), economic analysts of the private sector estimate that Mexico’s gross domestic product (GDP) will grow 4.18% and 3.60% during 2010 and 2011, respectively. The inflation rate is estimated to be 5.19% for 2010 and 3.98% for 2011. The exchange rate of the peso against the dollar is expected to end 2010 at Ps. 12.45 and at Ps. 12.72 towards the end of 2011, while the interest rate for the 28-day Cetes (Treasury Bills) is estimated to be 5.00% and 6.06% for the same periods. The complete results of this and past polls are available at Banxico’s website, located at www.banxico.org.mx.

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7 Monthly average of weekly auctions as published by Banco de México. N.A. means no auction for such instrument was scheduled for this month.
8 Sources: Bloomberg and Banco de México
9 Source: Banco de México

VI.   Portfolio of Investments As of April 30, 2010 (Unaudited)

			Percent of
Shares Held	Common Stock - 91.79%	Value	Net Assets
	Airports
2,000,000	Grupo Aeroportuario del Centro Norte, S.A.B de C.V. Series B	$3,783,639	0.99%
838,500	Grupo Aeroportuario del Sureste, S.A.B. de C.V. Series B	4,656,025	1.21

		8,439,664	2.20

	Beverages
3,405,000	Fomento Económico Mexicano, S.A.B. de C.V. Series UBD	16,149,749	4.21
1,047,500	Grupo Modelo, S.A.B. de C.V. Series C	5,777,421	1.51

		21,927,170	5.72

	Building Materials
12,000,000	Cemex, S.A.B. de C.V. Series CPO	14,348,260	3.74
1,693,000	Grupo Cementos de Chihuahua, S.A.B. de C.V.	6,158,164	1.61

		20,506,424	5.35

	Chemical Products
5,000,033	Mexichem, S.A.B. de C.V.	14,316,676	3.74

	Commercial Banks
1,039,700	Banco Compartamos, S.A., Institución de Banca Múltiple. Series O	5,970,871	1.56

	Construction and Infrastructure
3,000,000	Empresas ICA, S.A.B. de C.V.	7,922,248	2.07

	Consumer Products
2,666,280	Kimberly-Clark de México, S.A.B. de C.V. Series A	15,465,892	4.04

	Financial Groups
3,076,000	Grupo Financiero Banorte, S.A.B. de C.V. Series O	12,772,837	3.33

	Food
1,800,000	Grupo Bimbo, S.A.B. de C.V. Series A	14,387,250	3.75

	Health Care
2,500,000	Genomma Lab Internacional, S.A.B de C.V. Series B	8,206,143	2.14

	Holding Companies
1,348,000	Alfa, S.A.B. de C.V. Series A	10,488,666	2.74
2,700,000	Grupo Carso, S.A.B. de C.V. Series A1	9,869,303	2.57

		20,357,969	5.31

	Housing
1,000,000	Corporación Geo, S.A.B. de C.V. Series B	3,168,737	0.83
1,789,100	Urbi Desarrollos Urbanos, S.A.B. de C.V.	4,125,819	1.08

		7,294,556	1.91

	Media
4,600,000	Grupo Televisa, S.A.B. Series CPO	19,142,224	4.99

	Mining
10,990,000	Grupo México, S.A.B. de C.V. Series B	28,879,002	7.54
340,000	Industrias Peñoles, S.A.B. de C.V.	7,169,029	1.87

		36,048,031	9.41

			Percent of
Shares Held	Common Stock	Value	Net Assets
	Retail
200,000	First Cash Financial Services, Inc.	4,412,025	1.15
2,000,000	Grupo Comercial Chedraui, S.A.B. de C.V. Series B	5,840,353	1.52
17,214,000	Wal-Mart de México, S.A.B. de C.V. Series V	40,074,506	10.46

		50,326,884	13.13

	Steel
905,100	Industrias CH, S.A.B. de C.V. Series B	3,753,942	0.98

	Stock Exchange
6,700,000	Bolsa Mexicana de Valores, S.A.B. de C.V. Series A	11,238,415	2.93

	Telecommunications Services
28,550,000	América Móvil, S.A.B. de C.V. Series L	73,700,461	19.23

	Total Common Stock	$ 351,777,657	91.79%

Securities	SHORT-TERM SECURITIES - 9.80%
Principal Amount
	Repurchase Agreements
$36,053,150	BBVA Bancomer, S.A., 4.30%, dated 04/30/10, due 05/03/10 repurchase price $36,066,069, collateralized by Bonos del Gobierno Federal.	$36,053,150	9.41%

	Time Deposits
	Comerica Bank., 0.16%, dated 04/30/10, due 05/03/10	1,500,717	0.39

	Total Short-Term Securities	37,553,867	9.80

	Total Investments	389,331,524	101.59

	Other Liabilities in Excess of Assets	(6,094,006)	(1.59)

	Net Assets Equivalent to $28.12 per share on 13,630,464 shares of capital stock outstanding	$383,237,518	100.00%

VII. The Mexico Fund, Inc. Charts

VII. The Mexico Fund, Inc. Charts (continued)